As filed with the Securities and Exchange Commission on April 18, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Priority Senior Secured Income Fund, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State of Incorporation or Organization)

46-0611646

(I.R.S. Employer Identification No.)

10 East 40th Street, 44th Floor
New York, NY 10016

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act: Not applicable

Title of each class to be so registered: Not applicable

Name of each exchange on which each class is to be registered: Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-182941

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

For a full description of the common stock, par value $0.01 per share, of Priority Senior Secured Income Fund, Inc. (the “Registrant”) being registered hereby, reference is made to the information contained under the captions “Description of Our Securities,” “Share Repurchase Program” and “Distribution Reinvestment Plan” in the prospectus (the “Prospectus”) that forms part of the registrant’s Registration Statement on Form N-2 (Registration No. 333-182941) filed with the Securities and Exchange Commission on July 31, 2012 (as amended from time to time, the “Registration Statement”), which information is hereby incorporated by reference herein. A definitive copy of the Prospectus will be filed pursuant to Rule 497 under the Securities Act, and shall be deemed incorporated by reference into this registration statement on Form 8-A. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits

3.1            Form of Second Articles of Amendment and Restatement (previously filed in connection with Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form N-2 (File No. 333-182941), filed on February 15, 2013, and incorporated by reference herein).

3.2            Amended and Restated Bylaws (previously filed in connection with Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-2 (File No. 333-182941), filed on November 13, 2012, and incorporated by reference herein).

4.1            Form of Distribution Reinvestment Plan (previously filed in connection with Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-2 (File No. 333-182941), filed on November 13, 2012, and incorporated by reference herein).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 18, 2013

Priority Senior Secured Income Fund, Inc.

By:	/s/ M. Grier Eliasek
M. Grier Eliasek
President and Chief Executive Officer